Exhibit 10.20

CELGENE CORPORATION

STOCK OPTION AGREEMENT PURSUANT TO THE

2008 STOCK INCENTIVE PLAN

(Amended and Restated as of June 17, 2009)

THIS CERTIFIES that, pursuant to the Celgene Corporation 2008 Stock Incentive Plan, as amended and restated as of June 17, 2009 and as further amended, annexed hereto as Exhibit A (the “Plan”), [                  ] (the (“Optionee”) was granted, on [                  ] an Option (the “Option”) to purchase [                  ] shares of Common Stock, par value $.01 per share, of Celgene Corporation, Option Number [                  ] at a price of  US[                  ] per share, subject to and under the terms and conditions set forth herein and in the Plan, which are deemed incorporated herein by reference.  These Options are granted as [non-qualified (NQ)][incentive] stock options [(ISOs) to the full-extent of the law], [and] according to the vesting details provided below. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  Subject to the earlier termination of this Option in accordance with the terms and conditions of the Plan, this Option will terminate on [                  ] and thereafter will be of no further force or effect.

[Incentive Stock Option.  If the Option is intended to be an incentive stock option, it will not qualify as such (i) if the Optionee disposes of the Common Stock acquired pursuant to the Option at any time during the two year period following the date of this Agreement or the one year period following the date on which the Option is exercised; (ii) except in the event of the Optionee’s death or Disability, if the Optionee is not employed by the Company or any Subsidiary or a parent corporation (within the meaning of Section 424(e) of the Code) at all times during the period beginning on the date of this Agreement and ending on the day three months before the date of exercise of the Option; or (iii) to the extent the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock subject to “incentive stock options” which become exercisable for the first time in any calendar year exceeds $100,000.  To the extent that the Option does not qualify as an incentive stock option, it shall not effect the validity of the Option and shall constitute a separate non-qualified stock option.]

Vesting Schedule.

The following table indicates the date upon which the Optionee shall be entitled to exercise the indicated installments of this Option (the “Vesting Date”), and the number of shares of Common Stock thereupon issuable upon such exercise, provided that the Optionee has not incurred a Termination of Employment prior to the applicable Vesting Date:

Vesting Date	Number of Shares of Common Stock Issuable Upon Exercise of the Vested Installment of this Option as [NQs][ISOs]

[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

Notwithstanding the foregoing, 100% of the then unvested Options shall become fully vested and exercisable on the date of the Optionee’s death or Disability, provided that the Optionee has not incurred a Termination of Employment prior to the applicable date. In addition, 100% of the then unvested Options shall become fully vested and exercisable in accordance with Section 13.1 (c) of the Plan in the event of Optionee’s involuntary Termination of Employment without Cause at any time during the two (2) year period commencing on a Change in Control.

There shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all such vesting shall occur only on the Vesting Date.

Exercise Prior to Vesting Permitted.

Subject to the provisions of this Option, the Optionee may elect at any time prior to the Optionee’s Termination of Employment to exercise this Option as to any part or all of the shares of Common Stock subject to this Option at any time during the term hereof prior to the Vesting Date set forth above with respect to the Option; provided, however that:

(1)  any shares so purchased under an Option which have not vested as of the date of exercise shall be subject to a repurchase option in favor of the Company, as described in the Restricted Stock Agreement annexed hereto as Exhibit B (“Restricted Stock Agreement”), which will lapse in accordance with the vesting schedule set forth above, and such other terms and provisions in the Restricted Stock Agreement; and

(2)  the Optionee enters into a Restricted Stock Agreement.

The election to purchase shares of Common Stock upon the exercise of this Option prior to the Vesting Date shall cease upon the earlier of the Optionee’s Termination of Employment and expiration of the Option and may not be exercised after the date thereof.

Conflicting Employment Agreement.  In the event the Optionee has entered into an individual employment agreement with the Employer, to the extent that this Agreement conflicts, or is inconsistent, with the conditions and provisions of each individual employment agreement (provided, however, that such employment agreement does not conflict with the terms of the Plan), such individual employment agreement shall control to the extent more favorable to the Optionee than the terms of this Agreement, and this Agreement shall be deemed to be modified accordingly.

No Obligation to Continue Employment.  This Agreement does not guarantee that the Employer will employ the Optionee for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Optionee’s employment or compensation.

Termination by Reason of Retirement.  This Option is eligible for continued vesting during the three year period (but not beyond the term of the Option) following a participant’s Retirement under Section 12.2(b) of the Plan.

CELGENE CORPORATION

THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933.